Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259825 on Form S-1 of our report dated July 16, 2021 (October 12, 2021, as to the effect of the stock split described in Note 21), relating to the financial statements of The Vita Coco Company Inc. and subsidiaries (formerly known as All Market, Inc.). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

October 15, 2021